CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:     Amyris, Inc., a Delaware corporation
Number of Shares:    1,000,000
Class of Stock:     Common Stock
Warrant Price:     $0.01 per share
Issue Date:     October 16, 2013
Expiration Date:     The 10th anniversary after the Issue Date

Credit Facility:
This Warrant is issued in connection with the Securities Purchase Agreement between Company, Maxwell (Mauritius) Pte Ltd and certain other investors dated as of August 8, 2013, as amended from time to time (the “Purchase Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, MAXWELL (MAURITIUS) PTE LTD (together with any registered holder from time to time of this Warrant or any holder of the shares issuable or issued upon exercise of this Warrant “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the Company at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1    EXERCISE.

1.1 Conditions to Exercise. Holder may not exercise this Warrant unless and until Total Energies Nouvelles Activités USA (or its assignee) (“Total”) converts any of the Total Notes (as defined in the Tranche I Senior Convertible Notes to be issued by the Company pursuant to the Purchase Agreement) issued pursuant to the Second Closing (as defined in that certain Securities Purchase Agreement dated July 30, 2012 by and between the Company and Total) that had a conversion price of $3.08 as of August 8, 2013 (the “2013 Notes”) into shares of the Company’s Common Stock (the “Exercise Condition”). Upon satisfaction of the Exercise Condition and thereafter, this Warrant shall be exercisable for that number of Shares (subject to adjustment as provided herein) equal to the product of (i) the Number of Shares multiplied by (ii) the quotient of the aggregate principal amount of the 2013 Notes so converted divided by U.S. $30,000,000. The number of shares and the Warrant Price are subject to adjustment as provided herein, and all references to “Shares” and “Warrant Price” herein shall be deemed to include any such adjustment or series of adjustments.

1.2 Method of Exercise. Holder may exercise this Warrant by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.3, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.3 Conversion Right. In lieu of exercising this Warrant as specified in Article 1.2, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities for which the Warrant is then being converted (which shall be no more than the number of Shares for which the Warrant is then exercisable under Article 1.1) minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.4.

1.4 Fair Market Value. The fair market value of each Share shall be the average for the five business days immediately prior to the date of determination thereof of the last reported sale price regular way on each such day, or, in the case no such sale takes place on any such day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock on such day, in each case as quoted on The NASDAQ Stock Market or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.

1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired. Holder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Warrant upon the exercise or conversion of the Warrant in accordance with this Article 1.

1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.7 Treatment of Warrant Upon Acquisition of Company.

1.7.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” shall mean the occurrence of any of the following: (i) the consolidation of the Company with, or the merger of the Company with or into, another “person” (as such term is used in Rule 13d-3 and Rule 13d5 of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or the consolidation of another “person” with, or the merger of another “person” into, the Company, other than in each case pursuant to a transaction in which

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the “persons” that “beneficially owned” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, the Voting Shares (as defined below) of the Company immediately prior to the transaction “beneficially own”, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the Voting Shares of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors (as defined in the Purchase Agreement). For the purposes of this Article 1.7.1,     “Voting Shares” of any person shall mean capital shares or capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

1.7.2 Treatment of Warrant at Acquisition. In the event of an Acquisition, either (a) Holder shall exercise or convert his Warrant in full with respect to all remaining Shares for which the Warrant is then exercisable and such exercise or conversion will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise or convert the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

ARTICLE 2 ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares payable in common stock of the Company, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of shares of common stock of the Company to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock for which this Warrant is exercisable, the number of Shares subject to the Warrant shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares subject to the Warrant shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than an Acquisition which is subject to the provisions of Article 1.7), Holder shall be entitled to receive, upon exercise or conversion of this Warrant the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately

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before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 No Impairment. Without the consent of the Holder, the Company shall not by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder in cash equivalent to the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3 REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants and covenants to the Holder as follows: all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company will at all times reserve and keep available, out of its authorized but unissued share of Common Stock, solely for the purpose of providing the exercise or conversion of this Warrant, the aggregate number of Shares issuable upon exercise or conversion of this Warrant. The Company will use its reasonable best efforts to ensure that the Shares may be issued without violation of any law or regulation applicable to the

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Company or of any requirement of any securities exchange applicable to the Company on which the Shares are listed or traded.

3.2 No Stockholder Rights. Except as provided in this Warrant, and other than with regard to shares of the Company’s common stock acquired by Holder other than pursuant to the exercise of this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant.

3.3 Charges, Taxes and Expenses. Issuance of certificates for Shares to the Holder upon the exercise or conversion of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

ARTICLE 4 REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise or conversion of this Warrant by the Holder will be acquired for investment for the Holders account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act of 1933 (the “Securities Act”) and the Holder has no present intention, and upon exercise or conversion will have no intention, of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

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4.5 The Securities Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The Holder further understands that settlement of this Warrant is to be made in Shares and, for the elimination of doubt, the fact that the Shares delivered on exercise of this Warrant will not be registered under the Securities Act (as defined below) will not in any way require the Company to settle this Warrant otherwise than in Shares, including without limitation, that there is no circumstance that would require the Company to settle this Warrant in cash.

ARTICLE 5 MISCELLANEOUS.

5.1 Term. Following the occurrence of the conversion described in Article 1.1, this Warrant will be exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of the Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D under the Securities Act; provided, however, in any such transfer the transferee shall agree to be bound by the terms of this Warrant as if an original holder hereof.

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5.4 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be (or on the first business day after transmission by facsimile), in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

MAXWELL (MAURITIUS) PTE LTD
60 B Orchard Road #06-18
Tower 2, The Atrium @ Orchard
Singapore 238891
Facsimile: [*]

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

AMYRIS, INC.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
Attn: General Counsel
Facsimile: [*]

With a copy (which shall not constitute notice) to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attn: [*]
Facsimile: [*]

5.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the parties against which enforcement of such change, waiver, discharge or termination is sought.

5.6 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Article 1.4 above is greater than the Warrant Price in effect on such date and the Exercise Condition has occurred prior to such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Article 1.3 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.7 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.8 Amendment. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

5.9 Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

5.10 Governing Law. This Warrant, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

5.9 Dispute Resolution. This Warrant shall be subject to the dispute resolution provisions of the Purchase Agreement, as such provisions are outlined in Section 9.6 thereof.

[Balance of Page Intentionally Left Blank]

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"COMPANY"

AMYRIS, INC.

By:/s/
John Melo, Chief Executive Officer

AGREED AND ACKNOWLEDGED:
"HOLDER"

MAXWELL (MAURITIUS) PTE LTD

(Signature)

(Print Name)

(Title)

[Signature Page to Amyris, Inc. Warrant]

"COMPANY"

AMYRIS, INC.

By:
John Melo, Chief Executive Officer

AGREED AND ACKNOWLEDGED:
"HOLDER"

MAXWELL (MAURITIUS) PTE LTD

/s/
(Signature)

ROHIT SIPAHIMALANI
(Print Name)

Authorized Signatory
(Title)

[Signature Page to Amyris, Inc. Warrant]

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase ____________ shares of the Common Stock of AMYRIS, INC. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for ____________________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the shares in the name specified below:

Holders Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

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